Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2013

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 23	☒
(Check appropriate box or boxes)

HSBC PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 782-8183

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006-2401

EXPLANATORY NOTE

This Amendment No. 23 (the “Amendment”) to the Registration Statement of HSBC Portfolios (the “Portfolio Trust”) on Form N-1A (File No. 811-08928) (the “Registration Statement”) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”) to amend and supplement Amendment No. 22 to the Registration Statement under the 1940 Act, filed with the U.S. Securities and Exchange Commission (“Commission”) on February 28, 2013 (Accession No. 0001206774-13-000843) (“Amendment 22”), as pertaining to Part A and Part B of the Portfolio Trust. The Part A and B of the Registration Statement, as filed in Amendment 22, are incorporated by reference herein.

Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

Each Portfolio’s current audited financial statements, dated October 31, 2012, are incorporated herein by reference from the Annual Report of the Portfolio Trust dated October 31, 2012, as filed with the Commission.

HSBC PORTFOLIOS

HSBC GROWTH PORTFOLIO (the “Portfolio”)

Amendment Dated March 28, 2013 to the Part A Dated February 28, 2013

Effective March 31, 2013, Patrick Burton will become a portfolio manager of the Portfolio. Effective July 1, 2013, R. Bartlett Wear will no longer serve as a portfolio manager to the Portfolio and all references to Mr. Wear will be removed from the Portfolio’s Part A. Clark Winslow and Justin Kelly will continue to serve as portfolio managers to the Portfolio. Additionally, the biographies for Justin H. Kelly and Clark J. Winslow are revised to reflect that effective March 31, 2013, Mr. Kelly serves as Chief Investment Officer of Winslow Capital Management, LLC (“Winslow” or the “Subadviser”).

Effective March 31, 2013, the “Portfolio Managers” subsection on page 2 is hereby revised as follows:

The management and investment decisions for the Portfolio are made by Clark J. Winslow, Chief Executive Officer and portfolio manager of the Subadviser; Justin H. Kelly, CFA, Chief Investment Officer and portfolio manager of the Subadviser; Patrick M. Burton, Managing Director and portfolio manager of the Subadviser; and R. Bartlett Wear, CFA, Senior Managing Director and portfolio manager of the Subadviser. Messrs. Winslow, Kelly and Wear have been primarily responsible for the portfolio management of the Portfolio since May 16, 2008 and Mr. Burton has been primarily responsible since March 31, 2013.

Effective March 31, 2013, the following language is added to the “The Growth Portfolio” subsection on page 15:

Patrick M. Burton Mr. Burton is a Managing Director of Winslow and has managed the Portfolio since March 2013. Mr. Burton joined Winslow in 2010 and has 29 years of experience in the securities industry. Prior to joining Winslow, Mr. Burton was a Senior Equity Research Analyst at Thrivent Asset Management from 2009 to 2010. Prior to that, Mr. Burton was a Managing Director with Citigroup Investments from 1999 to 2009. Mr. Burton received his B.S. with distinction in Finance from the University of Minnesota. He is also a CFA charterholder.

Investors Should Retain This Amendment For Future Reference

HSBC PORTFOLIOS

HSBC GROWTH PORTFOLIO (the “Portfolio”)

Amendment Dated March 28, 2013 to the Part B Dated February 28, 2013

Effective March 31, 2013, Patrick M. Burton will become a portfolio manager of the Portfolio. Effective July 1, 2013, R. Bartlett Wear will no longer serve as a portfolio manager of the Portfolio. Accordingly, the Part B is revised as follows:

1.	In the subsection entitled “Portfolio Ownership of Portfolio Managers” on page 52, the table is hereby amended to include the following information for Patrick M. Burton as a portfolio manager for the Portfolio. The number of accounts and asset information presented below is as of February 28, 2013.

	NUMBER OF OTHER ACCOUNTS MANAGED			NUMBER OF ACCOUNTS AND TOTAL
	AND TOTAL ASSETS BY ACCOUNT TYPE			ASSETS FOR WHICH ADVISORY FEE IS
PERFORMANCE BASED

OTHER
NAME OF	REGISTERED	OTHER POOLED		REGISTERED	POOLED
PORTFOLIO	INVESTMENT	INVESTMENT	OTHER	INVESTMENT	INVESTMENT	OTHER
MANAGER	COMPANIES	VEHICLES	ACCOUNTS	COMPANIES	VEHICLES	ACCOUNTS
Patrick M. Burton	9 RICs	7 Accounts	1,998 Accounts	0	0	5 Accounts
	$23,752,000,000	$2,012,000,000	$9,505,000,000			$744,000,000

       2.       Effective July 1, 2013, all references to R. Bartlett Wear will be removed from the Part B.

Investors Should Retain This Amendment For Future Reference

PART C

Item 28. Exhibits

(a)(1) Declaration of Trust of the HSBC Portfolios. (1)

(a)(2) Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (5)

(a)(3) Amendment to Declaration of Trust. (13)

(b) Amended and Restated By-Laws. (13)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (5)

(d)(2) Investment Advisory Contract Supplement regarding HSBC Opportunity Portfolio. (2)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Short Duration Fixed Income Portfolio. (3)

(d)(4) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Growth Portfolio. (11)

(d)(5) Subadvisory Agreement between Westfield Capital Management Company L.P., and HSBC Global Asset Management (USA) Inc. regarding HSBC Opportunity Portfolio. (8)

(d)(6) Subadvisory Agreement between Winslow Capital Management, Inc. and HSBC Global Asset Management (USA) Inc. regarding HSBC Growth Portfolio. (8)

(e) Not applicable.

(f) Not applicable.

(g)(1)(i) Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (6)

(g)(1)(ii) Amended Schedule B-1 dated February 28, 2012 to Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (12)

(h)(1)(i) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc, HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (8)

(h)(1)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (8)

(h)(1)(iii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (9)

(h)(1)(iv) Amendment to the Second Amended and Restated Master Services Agreement dated December 1, 2010. (10)

(h)(2)(i) Administration Services Agreement between HSBC Portfolio and HSBC Global Asset Management (USA) Inc. (4)

(h)(2)(ii) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (7)

(h)(3) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (8)

(h)(4)(i) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Portfolios. (9)

(h)(4)(ii) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009 (9)

(h)(4)(iii) Amendment to the Amended and Restated Omnibus Fee Agreement dated December 1, 2010. (10)

(h)(4)(iv) Amendment to the Amended and Restated Omnibus Fee Agreement dated January 1, 2011. (10)

(h)(4)(v) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Funds, HSBC Advisor Funds Trust, and HSBC Portfolios. (8)

(i) Not applicable.

(j)(1) Consent of KPMG LLP. (13)

(j)(2) Power of Attorney dated December 15, 2011. (12)

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (4)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (12)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. (13)

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc. (12)

(p)(5) Code of Ethics for HSBC Funds, HSBC Portfolios, and HSBC Advisor Funds Trust. (8)

____________________

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(3) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Funds.

(4) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Funds.

(5) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(6) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Funds.

(7) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(8) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(9) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Funds.

(10) Incorporated herein by reference from post-effective amendment No. 126 to the Registration Statement as filed with the SEC on February 14, 2011 for the HSBC Funds.

(11) Incorporated herein by reference from post-effective amendment No. 19 to the Registration Statement as filed with the SEC on February 28, 2011.

(12) Incorporated herein by reference from post-effective amendment No. 20 to the Registration Statement as filed with the SEC on February 28, 2012.

(13) Incorporated herein by reference from post-effective amendment No. 22 to the Registration Statement as filed with the SEC on February 28, 2013.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Winslow Capital Management, LLC (“Winslow”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Winslow in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-41316) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. 3435 Stelzer Road, Columbus, Ohio 43219-3035; Westfield Capital Management Company L.P., One Financial Center, Boston, MA 02111; and Winslow Capital Management, LLC, 4720 IDS Tower, 80 S. Eighth Street, Minneapolis, MN 55402.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 28th day of March, 2013.

HSBC PORTFOLIOS

/s/ Richard A. Fabietti	/s/ Ty Edwards
Richard A. Fabietti	Ty Edwards
President	Treasurer

Alan S. Parsow*	Michael Seely*
Trustee	Trustee

Thomas F. Robards*	Susan S. Huang *
Trustee	Trustee

Marcia L. Beck*	Deborah Hazell*
Trustee	Trustee

*/s/ David J. Harris
David J. Harris

*David J. Harris, as attorney-in-fact pursuant to a power of attorney filed with post-effective amendment No. 22 to the Registration Statement dated February 28, 2013.

Exhibit List

None